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                                                          Exhibit 15





							May 15, 2001





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

							Re:  Parker Drilling Company
							Registration on Form S-8 and
							Form S-3


We are aware that our report dated April 24, 2001, on our review of the interim financial information of Parker Drilling Company for the three month periods ended March 31, 2001 and 2000 and included in this Form 10-Q for the quarter ended March 31, 2001 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 2-87944, 33-24155, 33-56698, 33-57345 and 333-59132), and Form S-3 (File
No. 333-36498).




							/s/ PricewaterhouseCoopers LLP
							PricewaterhouseCoopers LLP